     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 2003.

                                                     REGISTRATION NO. 333-107191

================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 ---------------

                                 ZIX CORPORATION
             (Exact name of registrant as specified in its charter)

               TEXAS                                           75-2216818
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                        Identification Number)

       2711 N. HASKELL AVENUE, SUITE 2300, LB 36, DALLAS, TEXAS 75204-2960
                                 (214) 370-2000
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                                  STEVE M. YORK
                             CHIEF FINANCIAL OFFICER
       2711 N. HASKELL AVENUE, SUITE 2300, LB 36, DALLAS, TEXAS 75204-2960
                                 (214) 370-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   -----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time-to-time after the effective date of this registration statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                   -----------

                         CALCULATION OF REGISTRATION FEE


  TITLE OF EACH
    CLASS OF             AMOUNT            PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
   SECURITIES             TO BE             OFFERING PRICE             AGGREGATE          REGISTRATION
TO BE REGISTERED      REGISTERED (1)         PER UNIT (2)          OFFERING PRICE (2)        FEE (3)
----------------      --------------       ----------------        ------------------     ------------
Common Stock,
$.01 par value         1,798,613                $3.76                  $6,762,785             $547


(1) This registration statement covers 1,798,613 shares of the registrant's common stock, including 231,855 of the shares of common stock issuable upon exercise of warrants owned by the selling shareholders.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock on The Nasdaq Stock Market on July 16, 2003.


(3) Previously paid on July 21, 2003 with the initial filing.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale in not permitted.


SUBJECT TO COMPLETION, DATED AUGUST 6, 2003


                                 ZIX CORPORATION
                                1,798,613 SHARES
                                  COMMON STOCK

         This prospectus relates to an offering of up to 1,798,613 shares of our common stock, par value $.01 per share, including 231,855 shares issuable upon the exercise of warrants. These shares and warrants were originally issued in a private placement in June 2003 to a number of institutional investors, who, for convenience, are generally referred to as the selling shareholders. See below under the heading "Selling Shareholders."

         The common stock being registered is being offered for the account of the selling shareholders. We will not receive any proceeds from the sale of the shares of common stock offered under this prospectus.

         The shares may be offered in transactions on The Nasdaq Stock Market, in negotiated transactions or through a combination of methods of distribution, at prices relating to the prevailing market prices, at negotiated prices or at fixed prices that may be changed. Please see below under the heading "Plan of Distribution."

         Our common stock is quoted on The Nasdaq Stock Market under the symbol "ZIXI." On July 16, 2003, the last sale price of our common stock, as reported on The Nasdaq Stock Market, was $3.69 per share.

                                 ---------------

               THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU
                     SHOULD PURCHASE SHARES ONLY IF YOU CAN
                      AFFORD A LOSS OF ALL OR A PORTION OF
                                YOUR INVESTMENT.
          PLEASE SEE BELOW UNDER THE HEADING "RISK FACTORS" ON PAGE 1.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED
              UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                The date of this prospectus is __________, 2003.

                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
ZIX CORPORATION..........................................................1

THE TRANSACTION..........................................................1

RISK FACTORS.............................................................1

NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTORS......................6

DOCUMENTS INCORPORATED BY REFERENCE......................................7

WHERE YOU CAN FIND MORE INFORMATION......................................7

SELLING SHAREHOLDERS.....................................................8

PLAN OF DISTRIBUTION.....................................................9

DESCRIPTION OF SECURITIES................................................11

REGISTRATION REQUIREMENTS................................................12

USE OF PROCEEDS..........................................................12

LEGAL MATTERS............................................................12

EXPERTS..................................................................12

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND NOT ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. NEITHER ZIX CORPORATION NOR ANY OF ITS REPRESENTATIVES HAS AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. FURTHERMORE, NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SHARES OFFERED BY THIS PROSPECTUS, BUT ONLY UNDER THE CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.

                                 ZIX CORPORATION

         We are a development-stage company and currently have no significant revenues. Since January 1999, we have been developing and marketing products and services that bring privacy, security and convenience to Internet users. We were incorporated in Texas in 1988. Our executive offices are located at 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960, and our telephone number is (214) 370-2000. Our Web site address is www.zixcorp.com. Information contained on our Web site is not a part of this prospectus. In this prospectus, "we," "us," "ZixCorp," "our" and "Zix" refer to Zix Corporation and its subsidiaries unless the context otherwise requires.

                                 THE TRANSACTION

         We entered into a Securities Purchase Agreement with the selling shareholders on June 24, 2003. This agreement is referred to in this prospectus as the "Purchase Agreement." Pursuant to the Purchase Agreement, the selling shareholders collectively invested $5,750,000 in ZixCorp in return for 1,566,758 shares of our common stock and warrants to acquire 231,855 shares of our common stock at an exercise price of $4.96 per share. This transaction is referred to in this prospectus as the "June 2003 Financing". These common stock shares and the warrants were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.

         In connection with the Purchase Agreement, we entered into a Registration Rights Agreement, dated June 24, 2003, with the selling shareholders. Under the Registration Rights Agreement, we agreed to prepare and file, within thirty days of the date of the closing of the sale of shares of common stock and related warrants, the registration statement (of which this prospectus is a part), for the resale of the shares of common stock and the shares of common stock issuable upon the exercise of the warrants.

         The terms of the common stock and warrants are described in this prospectus under the heading "Description of Securities." For a description of the Purchase Agreement, the Registration Rights Agreement and the warrants, please see our Current Report on Form 8-K, dated June 25, 2003, which is incorporated by reference in this prospectus.

                                  RISK FACTORS

         Before investing in our common stock offered by this prospectus, you should carefully consider the following risks and uncertainties, in addition to the other information contained or incorporated by reference in this prospectus. Also, you should be aware that the risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of those risks or uncertainties or any of the risks and uncertainties described below actually occur, our business, financial condition, prospects or results of operations could be materially and adversely affected. In that case, the trading price of the common stock offered in this prospectus could decline, and you may lose all or part of your investment.

AS A DEVELOPMENT-STAGE COMPANY, WE HAVE NO SIGNIFICANT REVENUES, AND WE CONTINUE
  TO USE SIGNIFICANT AMOUNTS OF CASH.

         Since 1999, we have been developing and marketing products and services that bring privacy, security and convenience to Internet users. Successful development of a development-stage enterprise is costly and highly competitive. A development-stage enterprise involves risks and uncertainties, and there are no assurances that we will be successful in our efforts. We currently have no significant revenues and utilization of cash resources continues at a substantial level. ZixCorp anticipates further losses in 2003.

THE MARKET MAY NOT BROADLY ACCEPT OUR PRODUCTS AND SERVICES, WHICH WOULD PREVENT
  US FROM OPERATING PROFITABLY.

         We must be able to achieve broad market acceptance for our products and services in order to operate profitably. We have not yet been able to do this. To our knowledge, there are currently no secure e-messaging management and protection businesses similar to ours that currently operate at the scale that we would require, at our current expenditure levels and proposed pricing, to become profitable. There is no assurance that our products and services will become generally accepted or that they will be compatible with any standards that become generally accepted, nor is there any assurance that enough paying users will ultimately be obtained to enable us to operate profitably.

COMPETITION IN THE SECURE E-MESSAGING BUSINESS IS EXPECTED TO INCREASE, WHICH
  COULD CAUSE OUR BUSINESS TO FAIL.

         Our solutions are targeted to the secure e-messaging management and protection services market. Although there are many large, well-funded participants in the information technology security industry, few currently participate in the secure e-messaging management and protection services market. Our primary competitors in this market are Authentica, BrightMail, ClearSwift, Critical Path, FrontBridge, MessageLabs, PostX, Sigaba Corporation, and Tumbleweed Communications Corp. We believe that the secure e-messaging management and protection services market is immature, and, for the most part, unpenetrated, unlike many segments of the information technology security industry -- which are saturated. After several years of infrastructure development and product development, we believe that we are the only provider that has made the investments necessary to successfully penetrate the relatively untapped secure e-messaging management and protection services market. We do not believe that our primary competitors have made the infrastructure and development investments required to match our service offerings. Nevertheless, others may, over time, make the necessary investments in infrastructure and service offerings. These competitors may develop new technologies that are perceived as being more secure, effective or cost efficient than our own. If we are not successful in exploiting the technology advantage we believe we currently hold, these competitors could successfully garner a significant share of the market, to the exclusion of our company. Furthermore, increased competition could result in pricing pressures, reduced margins or the failure of our business to achieve or maintain market acceptance, any of which could harm our business.

OUR INABILITY TO DEVELOP AND INTRODUCE NEW PRODUCTS AND RELATED SERVICES AND TO
  IMPLEMENT TECHNOLOGICAL CHANGES COULD HARM OUR BUSINESS.

         The emerging nature of the secure e-messaging management and protection services business and its rapid evolution, require us continually to develop and introduce new products and services and to improve the performance, features and reliability of our existing products and services, particularly in response to competitive offerings. To date, we have achieved no significant revenues from the sale of any of our products and related services.

         We also have under development new feature sets for our current product line and are considering new secure e-messaging products. The success of new or enhanced products and services depends on several factors -- primarily, market acceptance. We may not succeed in developing and marketing new or enhanced products and services that respond to competitive and technological developments and changing customer needs. This could harm our business.

IF THE MARKET FOR SECURE E-MESSAGING MANAGEMENT AND PROTECTION SERVICES DOES NOT
  CONTINUE TO GROW, DEMAND FOR OUR PRODUCTS AND SERVICES WILL BE ADVERSELY AFFECTED.

         The market for secure Internet e-messaging is at an early stage of development. Continued growth of the secure e-messaging management and protection services market will depend to a large extent on the market recognizing the need for secure e-messaging communications. Failure of this market to grow could reduce demand for our products and services, which would harm our business.

CAPACITY LIMITS ON OUR TECHNOLOGY AND NETWORK HARDWARE AND SOFTWARE MAY BE
  DIFFICULT TO PROJECT, AND WE MAY NOT BE ABLE TO EXPAND AND UPGRADE OUR SYSTEMS TO MEET INCREASED USE, WHICH WOULD RESULT IN REDUCED REVENUES.

         While we have ample through-put capacity to handle our customers' requirements for the medium term, at some point we may be required to expand and upgrade our technology and network hardware and software. We may not be able to accurately project the rate of increase in usage on our network. In addition, we may not be able to expand and upgrade, in a timely manner, our systems and network hardware and software capabilities to accommodate increased traffic on our network. If we do not timely and appropriately expand and upgrade our systems and network hardware and software, we may lose customers and revenues.

SECURITY INTERRUPTIONS TO OUR SECURE DATA CENTER COULD DISRUPT OUR BUSINESS, AND
  ANY SECURITY BREACHES COULD EXPOSE US TO LIABILITY AND NEGATIVELY IMPACT CUSTOMER DEMAND FOR OUR PRODUCTS AND SERVICES.

         Our business depends on the uninterrupted operation of our secure data center. We must protect this center from loss, damage or interruption caused by fire, power loss, telecommunications failure or other events beyond our control. Any damage or failure that causes interruptions in our secure data center operations could materially harm our business, financial condition and results of operations.

         In addition, our ability to issue digitally-signed certified time-stamps and public encryption codes in connection with our products and services depends on the efficient operation of the Internet connections between customers and our data center. We depend on Internet service providers efficiently operating these connections. These providers have experienced periodic operational problems or outages in the past. Any of these problems or outages could adversely affect customer satisfaction.

         Furthermore, it is critical that our facilities and infrastructure remain secure and the market perceives them to be secure. Despite our implementation of network security measures, our infrastructure may be vulnerable to physical break-ins, computer viruses, attacks by hackers and similar disruptions from unauthorized tampering with our computer systems. In addition, we are vulnerable to coordinated attempts to overload our systems with data, resulting in denial or reduction of service to some or all of our users for a period of time. We do not carry insurance to compensate us for losses that may occur as a result of any of these events; therefore, it is possible that we may have to use additional resources to address these problems.

         Messages sent through our ZixPort(TM) and ZixMessage Center(TM) messaging portals will reside, for a user-specified period of time, in our secure data center network. Any physical or electronic break-ins or other security breaches or compromises of this information could expose us to significant liability, and customers could be reluctant to use our Internet-related products and services.

         We determined in June 2001 that credit card databases at our independently operated subsidiary, Anacom Communications, Inc. ("Anacom"), had been improperly accessed. As a result of this improper access, we shut down the Anacom operations and Anacom ceased doing business. The ZixMail(TM), ZixPort, and ZixMessage Center systems and our secure data center operations were entirely separate from the systems operated by Anacom. No ZixCorp technologies or operations were involved in the incident, nor are the Anacom technologies involved being used in our Zix family of secure e-messaging products and services. Accordingly, this breach has not had, and will not have, any effect on the development and deployment of our secure e-messaging products and related services. No claims have been asserted against us with respect to this incident. We are unable to assess the amount of liability, if any, to Anacom or us, which may result from any claims that may be asserted.

WE MAY HAVE TO DEFEND OUR RIGHTS IN INTELLECTUAL PROPERTY THAT WE USE IN OUR
  PRODUCTS AND SERVICES, WHICH COULD BE DISRUPTIVE AND EXPENSIVE TO OUR
  BUSINESS.

         We may have to defend our intellectual property rights or defend against claims that we are infringing the rights of others. Intellectual property litigation and controversies are disruptive and expensive. Infringement claims could require us to develop non-infringing products or enter into royalty or licensing arrangements. Royalty or licensing arrangements, if required, may not be obtainable on terms acceptable to us. Our business could be significantly harmed if we are not able to develop or license the necessary technology. Furthermore, it is possible that others may independently develop substantially equivalent intellectual property, thus enabling them to effectively compete against us.

OUR PRODUCTS AND SERVICES COULD CONTAIN UNKNOWN DEFECTS OR ERRORS.

         We subject our products and services to quality assurance testing prior to product release. To date, we have not become aware after product release of any defect or error that materially affects their functionality. Nevertheless, our products and services could contain undetected defects or errors. This could result in loss of or delay in revenues, failure to achieve market acceptance, diversion of development resources, injury to our reputation, litigation claims, increased insurance costs or increased service and warranty costs. Any of these could prevent us from implementing our business model and achieving the revenues we need to operate profitably.

PUBLIC KEY CRYPTOGRAPHY TECHNOLOGY IS SUBJECT TO RISKS.

         Our products and services employ, and future products and services may employ, public key cryptography technology. With public key cryptography technology, a public key and a private key are used to encrypt and decrypt messages. The security afforded by this technology depends, in large measure, on the integrity of the private key, which is dependent, in part, on the application of certain mathematical principles. The integrity of the private key is predicated on the assumption that it is difficult to mathematically derive the private key from the related public key. Should methods be developed that make it easier to derive the private key, the security of encryption products using public key cryptography technology would be reduced or eliminated and such products could become unmarketable. This could require us to make significant changes to our products, which could damage our reputation and otherwise hurt our business. Moreover, there have been public reports of the successful decryption of certain encrypted messages. This, or related, publicity could adversely affect public perception of the security afforded by public key cryptography technology, which could harm our business.

WE DEPEND ON KEY PERSONNEL.

         We depend on the performance of our senior management team -- including our chairman, president and chief executive officer, John A. Ryan, and his direct reports and other key employees, particularly highly skilled technical personnel. Our success depends on our ability to attract, retain and motivate these individuals. There are no binding agreements with any of our employees which prevent them from leaving our company at any time. There is competition for these personnel. In addition, we do not maintain key person life insurance on any of our personnel. The loss of the services of any of our key employees or our failure to attract, retain and motivate key employees could harm our business.

WE COULD BE AFFECTED BY GOVERNMENT REGULATION.

         Exports of software products using encryption technology are generally restricted by the U.S. government. Although we have obtained U.S. government approval to export our products to almost all countries in the world, the list of countries to which our products cannot be exported could be revised in the future. Furthermore, some foreign countries impose restrictions on the use of encryption products, such as our products. Failure to obtain the required governmental approvals would preclude the sale or use of our products in international markets.

OUR STOCK PRICE MAY BE VOLATILE.

         The market price of our common stock has fluctuated significantly in the past and is likely to fluctuate in the future. Also, the market prices of securities of other Internet-related companies have been highly volatile and, as is well known, have generally declined substantially and broadly.

OUR DIRECTORS AND EXECUTIVE OFFICERS OWN A SUBSTANTIAL PERCENTAGE OF OUR
  SECURITIES. THEIR OWNERSHIP COULD ALLOW THEM TO EXERCISE SIGNIFICANT CONTROL OVER CORPORATE DECISIONS AND TO IMPLEMENT CORPORATE ACTS THAT ARE NOT IN THE BEST INTERESTS OF OUR SHAREHOLDERS AS A GROUP.

         Our directors and executive officers beneficially own shares of our securities that represent approximately 22.0% of the combined voting power eligible to vote on matters brought before our shareholders, including securities and associated warrants beneficially owned by Antonio R. Sanchez, Jr., a former director and father of a current director (Antonio R. Sanchez
III), and current beneficial owner of approximately 11.5% of our outstanding common stock, and John A. Ryan, our chairman, president and chief executive officer. Also, Mr. Sanchez and Mr. Ryan collectively beneficially own approximately 81.8% of the Series A Convertible Preferred Stock. The consent of the holders of the Series A Convertible Preferred Stock, voting separately as a class, is required before we may enter into mergers or other business combination transactions. Therefore, our directors and executive officers, if they acted together, could exert substantial influence over matters requiring approval by our shareholders. These matters would include the election of directors and, as noted above, the approval of mergers or other business combination transactions. This concentration of ownership and voting power may discourage or prevent someone from acquiring our business.

A PRIVATE INVESTOR OWNS A LARGE PERCENTAGE OF OUR OUTSTANDING STOCK AND COULD
  SIGNIFICANTLY INFLUENCE THE OUTCOME OF ACTIONS.

         George W. Haywood, a private investor, beneficially owns approximately 23.3% of our outstanding common stock. Furthermore, Mr. Haywood and an IRA for the benefit of Mr. Haywood beneficially own approximately 81.2% of our Series B Convertible Preferred Stock. The consent of the holders of the Series B Convertible Preferred Stock, voting separately as a class, is required before we may enter into mergers or other business combination transactions. Therefore, Mr. Haywood could exert substantial influence over all matters requiring approval by our shareholders, including the election of directors and, as noted above, the approval of mergers or other business combination transactions. Mr. Haywood's interests may not be aligned with the interests of our other shareholders.

OUR RECENT PRIVATE PLACEMENTS OF EQUITY SECURITIES COULD FURTHER DILUTE THE
  INTERESTS OF OUR SHAREHOLDERS.

         In September 2002, we completed a capital funding for $16,000,000 through the issuance of $8,000,000 of convertible notes and associated warrants, $3,250,000 of Series A Convertible Preferred Stock and associated warrants and $4,750,000 of Series B Convertible Preferred Stock and associated warrants. The convertible notes were converted into 2,141,811 shares of our common stock in 2002, and through June 30, 2003, $1,800,000 in convertible preferred stock and related dividends has been converted into 462,532 shares of our common stock. At June 30, 2003, the remaining convertible preferred stock and the related warrants and the warrants currently held by the former holders of the convertible notes was convertible and exercisable, in the aggregate, into approximately 2,900,000 shares of our common stock.

         One-ninth of the shares of our Series A Convertible Preferred Stock and our Series B Convertible Preferred Stock are to be redeemed at two-month intervals, beginning May 2003. The periodic redemption amounts payable to the holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are paid in shares of our common stock.

         Unless earlier converted or redeemed, the value of the common stock used to determine the number of shares of common stock to be issued upon redemption of shares of Series A Convertible Preferred Stock at the final redemption date (that is, September 2004) will be the lesser of $3.92 per share and the market value of the common stock at the time of redemption, based on a closing bid price average formula. If the market price of the common stock declines, the number of shares of common stock issuable to the holders of Series A Convertible Preferred Stock upon such final redemption will increase, perhaps substantially. There is no "floor" on the market value calculation and, therefore, there is no "ceiling" on the number of shares of common stock that may be issuable by us upon the final Series A Convertible Preferred Stock redemption. A substantial decline in the market price of the common stock would result in significant dilution to the existing holders of common stock if the Series A Convertible Preferred Stock shares are redeemed at a substantially lower price or cause us to redeem the Series A Convertible Preferred Stock for cash.

         The value of the common stock used to determine the number of shares of common stock to be issued upon redemption of shares of Series B Convertible Preferred Stock will be the lesser of the Series B conversion price (currently $3.78 per share) and 90% of the market value of the common stock at the time of redemption, based on a volume-weighted average formula. If the market price of the common stock declines, the number of shares of common stock issuable to the holders of Series B Convertible Preferred Stock upon such automatic redemptions will increase, perhaps substantially. There is no "floor" on the market value calculation and, therefore, there is no "ceiling" on the number of shares of common stock that may be issuable by us upon a Series B Convertible Preferred Stock redemption. A substantial decline in the market price of the common stock would result in significant dilution to the existing holders of common stock if the Series B Convertible Preferred Stock shares are redeemed at a substantially lower price.

         The Series A and Series B Convertible Preferred Stocks are convertible by the holders into shares of common stock at any time. The Series A Conversion Price is currently $4.10 per share and the Series B conversion price is currently $3.78 per share. The conversion prices could be lowered, perhaps substantially, in a variety of circumstances. In the event we issue, or are deemed to have issued, shares of common stock at a price per share that is less than the conversion prices then in effect (other than certain specified exempt issuances), the conversion prices and the number of shares issuable upon conversion of the Series A and Series B Convertible Preferred Stocks are subject to weighted average anti-dilution adjustment. These anti-dilution adjustments do not have a "floor" that would limit reductions in the conversion price of such shares. Correspondingly, there is no "ceiling" on the number of shares of common stock that may be issuable following such anti-dilution adjustments. The June 2003 Financing resulted in a minor adjustment to the Series A Conversion Price.

         We issued four-year warrants (first exercisable in March 2003) to the purchasers of Series A and Series B Convertible Preferred Stocks entitling the warrant holders to purchase an aggregate of 709,528 shares of common stock at a current exercise price of $4.47 per share. The exercise price of these warrants is subject to weighted average anti-dilution adjustment in the event we issue, or are deemed to have issued, shares of common stock at a price per share that is less than the exercise price then in effect (other than certain specified exempt issuances). The "floor" on such anti-dilution adjustments is set at $3.92 per share. The June 2003 Financing resulted in a minor adjustment to the exercise price of these warrants.

         In April 2003, we issued warrants covering 455,017 shares of our stock to the purchasers of the convertible notes in connection with them exercising the warrants issued to them in September 2002, pursuant to which we received $1.6 million. The number of shares of common stock for which these warrants are exercisable and the exercise price of these warrants are subject to full anti-dilution adjustment in the event we issue, or are deemed to have issued, shares of common stock at a price per share that is less than the exercise price then in effect (other than certain specified exempt issuances). These anti-dilution adjustments do not have a "floor" that would limit reductions in the exercise price and there is no "ceiling" on the number of shares of common stock that may be issuable following such anti-dilution adjustments. The June 2003 Financing resulted in a decrease to the exercise price of these warrants, from $5.00 to $3.61 per share, and an increase in the number of shares issuable upon exercise of the warrants from 455,017 to 630,217 shares.

FURTHER ISSUANCES OF EQUITY SECURITIES MAY BE DILUTIVE TO CURRENT SHAREHOLDERS.

         In June 2003, we issued the securities that are the subject of the registration statement of which this prospectus forms a part. At some point in the foreseeable future we may determine to seek additional capital funding. This capital funding could involve one or more types of equity securities, including convertible debt, common or convertible preferred stock and warrants to acquire common or preferred stock. Such equity securities could be issued at or below the then-prevailing market price for our common stock. In addition, we incentivize employees and attract new employees by issuing options to purchase our shares of common stock. Therefore, the interest of our existing shareholders could be diluted by future stock option grants to employees and any equity securities issued in capital funding financings.

STOCK SALES AND HEDGING ACTIVITIES COULD AFFECT OUR STOCK PRICE.

         Our stock price may decrease as a result of the additional number of shares that will become available in the market due to the issuances of our common stock in connection with the capital funding transactions we recently completed. Such stock price decrease could encourage short-sales that could place further downward pressure on our stock price. This could lead to further increases in the already large short position in our common stock (6,247,656 shares as of June 13, 2003). An increase in the volume of sales of our common stock, whether short sales or not, could cause the market price of our common stock to decline. The effect of these activities on our stock price could increase the number of shares required to be issued on the next applicable redemption of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock.

WE MAY HAVE LIABILITY FOR INDEMNIFICATION CLAIMS ARISING FROM THE SALE OF OUR
   PREVIOUS BUSINESSES IN 1998 AND 1997.

         We disposed of our previous operating businesses in 1998 and 1997. In selling those businesses, we agreed to provide customary indemnification to the purchasers of those businesses for breaches of representations and warranties, covenants and other specified matters. Although we believe that we have adequately provided for future costs associated with these indemnification obligations, indemnifiable claims could exceed our estimates.

WE MAY ENCOUNTER OTHER UNANTICIPATED RISKS AND UNCERTAINTIES IN THE SECURE
  E-MESSAGING MANAGEMENT AND PROTECTION SERVICES MARKET OR IN DEVELOPING NEW PRODUCTS AND SERVICES, AND WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN RESPONDING TO ANY UNANTICIPATED RISKS OR UNCERTAINTIES.

         There are no assurances that we will be successful or that we will not encounter other, and even unanticipated, risks. We discuss other operating, financial or legal risks or uncertainties in our periodic filings with the Securities and Exchange Commission (we refer to it as the "SEC"). We are, of course, also subject to general economic risks.

               NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTORS

         This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (we refer to it as the "Exchange Act"). All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including: any projections of future business, market share, earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "predict," "plan," "should," "goal," "estimate," "intend," "continue," "believe," "expect" or "anticipate" and other similar words. Such forward-looking statements may be contained in the "Risk Factors" section above, among other places.

         Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in this document. We do not intend, and undertake no obligation, to update any forward-looking statement.

                       DOCUMENTS INCORPORATED BY REFERENCE

         We furnish our shareholders with annual reports containing audited financial statements and other appropriate reports. We also file annual, quarterly and special reports, proxy statements and other information with the SEC. Instead of repeating information that we have already filed with the SEC, we are allowed to "incorporate by reference" in this prospectus information contained in those documents we have filed with the SEC. These documents are considered to be part of this prospectus.

         We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling shareholders sell all of the shares of common stock offered by this prospectus:

     o our Annual Report on Form 10-K, including audited financial statements, for our fiscal year ended December 31, 2002;

     o our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003;


     o our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003;


     o all filings we have made pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement;

     o   our Current Report on Form 8-K, dated June 25, 2003;

     o   our Current Report on Form 8-K, dated July 7, 2003;

     o all other reports we have filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of our fiscal year covered by the Annual Report referred to above; and

     o the description of our common stock contained in our Registration Statement on Form 8-A, dated September 25, 1989, including any amendment or report filed for the purpose of updating such description.

         Any documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, will also be considered to be part of this prospectus and will automatically update and supersede the information contained in this prospectus.

         At your request, we will provide you, without charge, a copy of any of the documents we have incorporated by reference into this prospectus but not delivered with the prospectus (other than exhibits to such documents, unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). If you want more information, write or call:

                                  Steve M. York
                Senior Vice President and Chief Financial Officer
          Zix Corporation, 2711 North Haskell Avenue, Suite 2300, LB 36
                            Dallas, Texas 75204-2960
                            Telephone: (214) 370-2000

                       WHERE YOU CAN FIND MORE INFORMATION

         We are delivering this prospectus to you in accordance with the U.S. securities laws. We have filed a registration statement with the SEC to register the common stock that the selling shareholders are offering to you. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information that is included in the registration statement.

         You may obtain a copy of the registration statement, or a copy of any other filing we have made with the SEC, directly from the SEC. You may either:

     o read and copy any materials we have filed with the SEC at the SEC's Public Reference Room maintained at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: 233 Broadway, New York, New York 10279; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; or

     o visit the SEC's Internet site at http://www.sec.gov, which contains reports, proxy statements, and other information regarding us and other issuers that file electronically.

         You can obtain more information about the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

                              SELLING SHAREHOLDERS

         On June 24, 2003, we entered into the Securities Purchase Agreement with the selling shareholders listed in the table below. Under this agreement, we issued and sold to the selling shareholders 1,566,758 shares of our common stock and warrants to acquire 231,855 shares of our common stock. The common stock shares issued to the selling shareholders and the shares issuable upon exercise of the warrants are being offered under this prospectus. We are registering the shares in order to permit the selling shareholders to offer the shares of common stock for resale from time-to-time.

         The selling shareholders have not had any material relationship with us within the past three years.

         The table below lists the selling shareholders and other information regarding the ownership of our common stock by the selling shareholders. The second column lists the number of shares of common stock held, plus the number of shares of common stock that would have been issuable to the selling shareholders as of July 18, 2003, based on their ownership of the warrants, assuming conversion of all of the warrants held by the selling shareholders on that date, without regard to any limitations on exercise. The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

         In accordance with the terms of the registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the common stock shares acquired by the selling shareholders in June 2003, and that number of shares of common stock equal to 100% of the number of shares of common stock issuable upon exercise of the related warrants, determined as if the warrants were exercised in full as of the second trading day immediately preceding the filing of this registration statement. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

         Under the terms of the warrants, the selling shareholders may not exercise the warrants, to the extent such exercise would cause the selling shareholder, together with its affiliates, to have beneficially acquired a number of shares of common stock which would exceed 4.99% of our then-outstanding common stock, as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This restriction may not be waived by the selling shareholders. The number of shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See below under "Plan of Distribution."

                                                  OWNERSHIP PRIOR TO OFFERING        OWNERSHIP AFTER OFFERING
                                              -----------------------------------  ----------------------------
                NAME OF OWNER                 NUMBER OF SHARES  SHARES TO BE SOLD  NUMBER OF SHARES  PERCENTAGE
                -------------                 ----------------  -----------------  ----------------  ----------
Gryphon Master Fund, L.P.(1)                      469,203            469,203               0             *
500 Crescent Court, Suite 270
Dallas, Texas 75201

Deephaven Small Cap Growth Fund, LLC(2)           156,401            156,401               0             *
130 Cheshire Lane
Minnetonka, Minnesota 55305

----------
(1) Gryphon Master Fund, L.P. is controlled by Edwin B. Lyon, III and Edwin B. Lyon, IV. They disclaim beneficial ownership of the securities owned by Gryphon Master Fund, L.P.

(2) Deephaven Small Cap Growth Fund LLC is a private investment fund that is owned by all of its investors and managed by Deephaven Capital Management LLC. Mr. Colin Smith is the Chief. Executive Officer of Deephaven Capital Management LLC and has voting and investment control over the shares that are owned by Deephaven Small Cap Growth Fund LLC.

Vertical Ventures Investments, LLC(3)             156,401            156,401               0             *
650 Fifth Avenue, 6th Floor
New York, New York 10019

Bonanza Master Fund Ltd.(4)                       156,401            156,401               0             *
8235 Douglas, Suite 423
Dallas, Texas 75225

Langley Partners L.P.(5)                          156,401            156,401               0             *
535 Madison Avenue, 7th Floor
New York, New York 10022

Alpha Capital A.G.(6)                              78,201             78,201               0             *
Pradafant 7
Furstentums 9490
Vaduz Liechtenstein

Superius Securities Group, Inc. Money             625,605            625,605               0             *
Purchase Plan(7)
94 Grand Avenue
Englewood, New Jersey 07631

*    Less than 1%
                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock acquired by the selling shareholders and the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the selling shareholders from time-to-time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

         The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time-to-time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

----------
(3) Mr. Joshua Silverman may be deemed to control Vertical Ventures Investments, LLC. Mr. Silverman disclaims beneficial ownership of the securities beneficially owned by Vertical Ventures Investments, LLC.

(4) Mr. Bernay Box may be deemed to control Bonanza Master Fund Ltd. Mr.Box disclaims beneficial ownership of the securities beneficially owned by Bonanza Master Fund Ltd.

(5) Langley Capital, LLC serves as the general partner of Langley Partners, L.P. Mr. Jeffrey Thorp is the Managing Member of Langley Capital, L.L.C. Mr. Thorp disclaims beneficial ownership of the securities beneficially owned by Langley Partners, L.P.

(6) Mr. Konrad Ackerman may be deemed to control Alpha Capital A.G. Mr. Ackerman disclaims beneficial ownership of the securities beneficially owned by Alpha Capital A.G.

(7) James Hudgins and A.C. Hudgins, Trustees, control the Superius Securities Group, Inc. Money Purchase Plan. They disclaim beneficial ownership of the securities owned by the Superius Securities Group, Inc. Money Purchase Plan.

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately negotiated transactions;

     o    short sales;

     o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

         The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling shareholders may from time-to-time pledge or grant a security interest in some or all of the common stock shares or common stock shares issuable upon exercise of the warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time-to-time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

         The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

         The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

         The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

         We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement estimated to be $10,600 in total, including, without limitation, legal fees of the selling shareholders in connection with the registration statement of which this prospectus forms a part, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any. In connection with sales made pursuant to this prospectus, we will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling shareholders will be entitled to contribution. We will be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholders for use in this prospectus, in accordance with the related registration rights agreement, or we will be entitled to contribution.

         Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         The holders of our common stock are entitled to one vote per share on all matters to be voted on by shareholders and are entitled to receive dividends when declared by our board of directors, at their discretion, from legally available funds. The holders of our common stock are not entitled to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock.

         Upon liquidation or dissolution, the holders of our common stock are entitled to receive all assets available for distribution to the shareholders, subject to the preferential rights of the holders of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock and any other series of preferred stock that may be outstanding.

         The foregoing summary is qualified by reference to the description of our common stock that is filed with our Registration Statement on Form 8-A, dated September 25, 1989, including any amendment or report updating such description.

PREFERRED STOCK

         Shares of preferred stock are issuable in one or more series at the time and for the consideration as our board of directors may determine. Authority is expressly granted to our board of directors to fix, from time-to-time, by resolution or resolutions providing for:

     o    the establishment and/or issuance of any series of preferred stock,

     o    the designation of any series of preferred stock,

     o    the powers, preferences and rights of the shares of that series, and

     o the qualifications, limitations or restrictions of the preferred stock.

         We currently have designated a Series A Convertible Preferred Stock and a Series B Convertible Preferred Stock. See our Current Report on Form 8-K, dated September 20, 2002, and Annual Report on Form 10-K, including audited financial statements, for the fiscal year ended December 31, 2002, and related exhibits which are incorporated by reference in this prospectus, for a description of our Series A Convertible Preferred Stock and our Series B Convertible Preferred Stock.

WARRANTS ISSUED TO THE SELLING SHAREHOLDERS

         The warrants issued to the selling shareholders cover an aggregate of 231,855 shares of our common stock at an exercise price of $4.96 per share. These warrants are exercisable at any time after the issue date and on or prior to June 24, 2007. The number of shares of common stock for which these warrants are exercisable and the exercise price of these warrants are subject to proportional adjustment for stock splits and similar changes affecting the common stock.

         Notwithstanding the foregoing, under the terms of the warrants, the selling shareholders may not exercise the warrants, to the extent such exercise would cause the selling shareholder, together with its affiliates, to have beneficially acquired a number of shares of common stock which would exceed 4.99% of our then-outstanding common stock, as determined in accordance with
Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The selling shareholders may not waive this restriction. This restriction does not prohibit a selling shareholder from exercising its warrant to the extent that such exercise would not result in it beneficially owning more than 4.99% of the shares then outstanding, then selling those shares and later exercising up to 4.99% again.

                            REGISTRATION REQUIREMENTS

         We and the selling shareholders entered into a registration rights agreement, under which we agreed to prepare and file within 30 days of the closing under the Purchase Agreement a registration statement covering the common stock shares and shares issuable upon exercise of the warrants acquired under the Purchase Agreement. We are required to have this registration statement declared effective by the earlier of (i) 90 days of the issuance of the closing under the Purchase Agreement or (ii) five trading days following the date that we are notified by the SEC that the registration statement of which this prospectus is a part will not be reviewed or is no longer subject to further review and comments.

         The selling shareholders are entitled to receive from us substantial cash damages in the event we fail to file the registration statement, or have the registration statement declared effective, within the time limits set forth above or, thereafter, to keep the registration statement effective for certain periods of time.

         The foregoing description of the registration requirements is qualified by reference to our Current Report on Form 8-K, dated June 25, 2003, and related exhibits which are incorporated by reference in this prospectus.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the common stock by the selling shareholders, rather, the selling shareholders will receive those proceeds directly.

                                  LEGAL MATTERS

         The validity of the stock offered hereby will be passed upon for us by Ronald A. Woessner, our Senior Vice President, General Counsel and Secretary.

                                     EXPERTS

         The consolidated financial statements appearing in the Annual Report on Form 10-K for our fiscal year ended December 31, 2002, referred to above under the heading "Documents Incorporated by Reference" have been audited by Ernst & Young LLP, our independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


SEC registration fee ..........................   $   547*
Accounting fees and expenses ..................   $ 2,500**
Legal fees and expenses of registrant .........   $ 5,000**
Miscellaneous expenses ........................   $ 2,500**

         Total                                    $10,547
                                                  =======


----------

* Previously paid on July 21, 2003 with the initial filing.
**Estimated.  All of the noted expenses are borne by the registrant.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Texas Business Corporation Act, the registrant's Restated Articles of Incorporation provide that its directors shall not be personally liable to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived any improper personal benefit, (iv) any act or omission where the liability of the director is expressly provided for by statute, or (v) any act related to an unlawful stock repurchase or payment of a dividend. In addition, the registrant's Restated Articles of Incorporation and Restated Bylaws include certain provisions permitted by the Texas Business Corporation Act whereby its directors, officers, employees and agents generally are to be indemnified against certain liabilities to the fullest extent authorized by the Texas Business Corporation Act. Furthermore, the employment agreement between John A. Ryan and us, dated November 14, 2001, provides Mr. Ryan, our chairman, president and chief executive officer, with a contractual right to indemnification as an officer and/or director of us as set forth in Article VII of our Restated Bylaws, dated September 14, 1999. The registrant maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

ITEM 16. EXHIBITS.

         The exhibits to this registration statement are listed in the Index to Exhibits on page II-4 of this registration statement, which Index is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to
                           Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                  Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 6, 2003.



                                          ZIX CORPORATION


                                          By: /s/ Steve M. York
                                              ----------------------------------
                                                 Steve M. York
                                                 Senior Vice President,
                                                 Chief Financial Officer
                                                 and Treasurer






         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 6, 2003.



             Signature                              Title
             ---------                              -----
/*/                                 Chairman, President, Chief Executive
----------------------------------  Officer and Director
John A. Ryan                        (Principal Executive Officer)

/s/ Steve M. York                   Senior Vice President, Chief
----------------------------------  Financial Officer and Treasurer
Steve M. York                       (Principal Financial and Accounting Officer)

/*/                                 Director
----------------------------------
Michael E. Keane

/*/                                 Director
----------------------------------
James S. Marston

/*/                                 Director
----------------------------------
Antonio R. Sanchez III

/*/                                 Director
----------------------------------
Dr. Ben G. Streetman



*By: /s/ Steve M. York
     -----------------------------
     Steve M. York
     Attorney-in-fact

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------
4.1      Securities Purchase Agreement, dated June 24, 2003, by and between Zix
         Corporation and the Investors named therein (including schedules but excluding exhibits).(1)

4.2 Form of Warrant to purchase shares of common stock of Zix Corporation, issued by Zix Corporation.(1)

4.3      Registration Rights Agreement, dated June 24, 2003, by and among Zix
         Corporation and the Investors named therein.(1)

5.1      Opinion of Ronald A. Woessner.(2)

23.1     Consent of Ronald A. Woessner (included in his opinion filed as Exhibit
         5.1).

23.2     Consent of Ernst & Young LLP.(3)

24.1     Power of Attorney.(2)


(1) Incorporated by reference from Zix Corporation's Current Report on Form 8-K, dated June 25, 2003.


(2) Previously filed with this registration statement on July 21, 2003.



(3) Filed Herewith.